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                                                                  EXHIBIT 10.19

                     EMPLOYMENT AND NONCOMPETITION AGREEMENT

       THIS EMPLOYMENT AND NONCOMPETITION AGREEMENT (this "Agreement") made as of this 14th day of June, 1999, by and between Kathryn Creech (the "Executive"), and VitaminShoppe.com, a Delaware corporation (the "Company").

                              W I T N E S S E T H :

       WHEREAS, the Company is a newly-formed, wholly-owned subsidiary of Vitamin Shoppe Industries, Inc. (the "Parent"); and

       WHEREAS, the Company desires to employ the Executive to be its President and Chief Executive Officer of the Company, and the Executive wishes to accept such employment; and

       NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and obligations herein contained, the parties hereto agree as follows:

       1. POSITION AND RESPONSIBILITIES. The Executive shall serve as President and Chief Executive Officer of the Company and, in such capacity, shall be responsible for the general management of the business, affairs and operations of the Company, shall perform such duties as are customarily performed by a president and chief executive officer of a company of a similar size and shall have such power and authority as shall reasonably be required to enable her to perform her duties hereunder; provided, however, that in exercising such power and authority and performing such duties, she shall at all times be subject to the authority and control of the Board of Directors of the Company (the "Board"). The Executive shall report to the Board and to the Chairman of the Board, in his capacity as a liaison and representative of the Board with respect to the Executive. The Parent shall appoint the Executive to the Board for the Term hereof. The Executive agrees to devote all of her business time, attention and services to the diligent, faithful and competent discharge of such duties for the successful operation of the Company's business.

       2. COMPENSATION; SALARY, BONUS AND OTHER BENEFITS. During the term of this Agreement, the Company shall provide the Executive the following compensation:

          (A) SALARY. In consideration of the services to be rendered by the Executive to the Company, the Company shall pay the Executive a base salary of one hundred thousand dollars ($100,000) per annum (such salary as it may be increased from time to time being hereinafter referred to as the "Base Salary"), payable in accordance with the Company's usual payroll practices but not less frequently than monthly. Salary payments shall be subject to all applicable federal and state withholding, payroll and other taxes. The Executive shall receive such increases in her Base Salary as the Board of Directors of the Company may from time to time approve in its discretion; PROVIDED, HOWEVER, that the Executive's Base Salary will be reviewed not less often than annually. The Executive's Base Salary may not be decreased without her written consent.




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          (B) BONUSES. In addition to Base Salary, the Executive shall be entitled to an annual bonus (the "Annual Bonus") of two hundred thousand dollars ($200,000), payable as soon as practicable following the first anniversary of the date hereof and each anniversary of such date so long as the Executive remains employed by the Company. After the first year of the Term of this Agreement, the Company and the Executive, by mutual agreement, may determine to increase the Base Salary portion of the Executive's compensation package and to correspondingly decrease the Annual Bonus portion of such compensation package. The Executive shall also be eligible to receive an additional bonus (the "Discretionary Bonus") if the Board determines that her and/or the Company's performance in any year merits the payment of such Discretionary Bonus; the determination of such Discretionary Bonus and the amount thereof shall be within the sole discretion of the Board, applying whatever standards the Board deems appropriate. The Board may determine, in its discretion, that no such award is appropriate with respect to any year.

          (C) BENEFITS; REIMBURSEMENT OF EXPENSES. The Executive also will be entitled to participate, in accordance with the provisions thereof, in any health, disability and life insurance and other employee benefit plans and programs made available by the Parent or the Company to their senior executives generally, provided that such benefits shall be no less favorable to the Executive in the aggregate than those benefits currently in effect for senior executives of the Parent. The Company shall reimburse the Executive for any and all out-of-pocket expenses reasonably incurred by the Executive during the term of her employment in connection with her duties and responsibilities as President and Chief Executive Officer of the Company in accordance with the Parent's policy governing reimbursement to senior executives.

          (D) STOCK OPTIONS.

              (1) INITIAL GRANT. The Executive shall be granted options ("Options") to purchase three percent (3%) of the Company's outstanding common shares, par value $.01 per share (the "Shares"), pursuant to and in accordance with a Company's Stock Option Plan (the "Option Plan"), to be adopted as expeditiously as possible after the date hereof. All such Options, when issued, shall have an exercise price equal to (a) the fair market value of the Company on the date such options are granted (the "Initial Grant Date"), divided by (b) the number of Shares outstanding on such date, provided that, for purposes hereof, the fair market value of the Company on the Initial Grant Date shall be deemed to be the lesser of (1) $50,000,000, or (2) if the Company receives equity financing other than through an initial public offering of the Company's Shares ("IPO") within six months of the date hereof, the fair market value of the Company as valued in such financing.

              (2) VESTING OF OPTIONS. (a) Except as otherwise provided herein, one-third (1/3) of the Options shall vest and become exercisable on each of the first three anniversaries of the date of grant. Any Options that are not then exercisable shall become exercisable upon a Change in Control of the Company (as defined herein), unless the Executive elects otherwise in accordance with paragraph 3(b)(ii) below.


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              (b) Notwithstanding the provisions of Section 2(a) above, (i) the final one-third (1/3) of the Options granted to the Executive pursuant to this
Section 2(D)(1) above (which would otherwise have vested on the third anniversary of the date of grant), if not already vested, shall accelerate and vest upon the consummation of the Company's IPO, and (ii) in connection with the termination of the Executive's employment hereunder due to the Executive's death or disability (as hereinafter defined), for each grant of Options, the portion of the Executive's Options which were to vest on the next anniversary date of the date of such grant shall instead accelerate and vest on a pro rata basis on the date of the Executive's death or disability in accordance with the following formula:

                    M/12  x  PORTION = Pro Rata Vested Options

where "M" equals the number of full months from the last anniversary date of the date of grant of such Options through the date of the Executive's death or disability, and "Portion" means the portion of the Executive's Options which would otherwise vest on such next anniversary date.

                      (3) (a) ADDITIONAL GRANTS. If, subsequent to the Initial Grant Date, the Company issues (a) any options to purchase equity securities of the Company to any employee or any director of the Parent or, (b) any equity securities of the Company in a private placement prior to an IPO or in an IPO (each, a "Triggering Event"), the Company shall grant to the Executive that number of additional Options such that, after giving effect to such issuance and grant of additional Options, the Executive will continue to hold Options that provide her with the right to purchase the same percentage of outstanding Shares after such Triggering Event as held by her immediately preceding such Triggering Event (assuming in each case that all Options held by the Executive are exercisable). The exercise price of any additional Options granted pursuant to this section shall be equal to the value placed on such Shares in any such Triggering Event. Notwithstanding the foregoing, the Executive shall not be entitled to an additional grant of Options pursuant to this Section 2(D)(3) if (i) options are issued to employees of the Company other than the Executive in an amount which does not exceed the number of options (subject to adjustment as set forth in the Option Plan) initially reserved for issuance pursuant to the Option Plan, (ii) equity securities of the Company are issued in connection with (x) the Company's acquisition of, or merger with, another entity, or (y) any public or private offering of equity securities of the Company following the IPO, or (iii) any warrants or other rights to purchase equity securities of the Company are issued in connection with any debt financing by the Company, either before or after an IPO.

                           (b)  In addition to the foregoing, The Executive
shall be entitled to receive a grant of additional Options in the first to occur of any of the following (but in no event shall the Executive receive additional Options upon the occurrence of more than one of such events):

               (i) Upon the consummation of an IPO, the Executive shall be entitled to receive a grant of Options to purchase additional Shares equal to one percent (1%)


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               of the Shares outstanding immediately following the
               consummation of such IPO, at an exercise price equal to the initial IPO price. One-third of such additional Options shall vest on each of the first three anniversaries of the date of grant.

               (ii) In connection with a merger of the
               Company with and into another company or the sale of all or substantially all of the Company's stock or assets, in either case in exchange for stock of the acquiring corporation, the Executive, at her election, shall be entitled to receive (x) if the Company is the surviving entity in such merger, Options to purchase additional
               Shares equal to 1% of the Shares outstanding immediately prior to the consummation of such merger at an exercise price equal to the fair market value of a Share in such transaction, or (y) if the Company is not the surviving entity options to purchase securities of the surviving entity equal to what options to purchase 1% of the Shares would have been exercisable for immediately prior to the consummation of such transaction, at an exercise price equal to the value of the new security received by the Company's stockholders in such transaction; provided, however, that if the Executive elects to receive such Options, any nonexercisable Options then held by her shall not become immediately exercisable upon a Change in Control as provided in
               Section 2 above, but shall become
               exercisable upon the earlier of (i) the
               vesting date pursuant to Section 2 above, or
               (ii) one year from the date of the closing of the merger or sale.

                      (4) PERFORMANCE OPTIONS. In addition to any other Options granted the Executive hereunder or under the Option Plan, each year the Board shall review the performance of the Company and the Executive and, in its sole discretion, may determine to grant the Executive Options for any number of Shares it deems appropriate to reward such performance (or the Board may determine, in its discretion, that no such award is appropriate). The exercise price of any such Option shall be the fair market value of a Share on the date of grant, as determined by the Board, and any such Option shall vest on each of the first three anniversaries of the date of grant.

           3. TERM. This Agreement shall be effective as of the date hereof and shall continue through the second anniversary of such date, unless earlier terminated as hereinafter provided, provided that this Agreement automatically shall be extended as of such second


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anniversary and each year thereafter for a period of one year unless either party gives notice to the contrary in writing to the other at least one hundred and eighty (180) days before the end of the applicable period (such initial two-year period, plus, if renewed, such additional one-year periods, if any, shall hereinafter be referred to collectively as the "Term").

           4. TERMINATION. The Executive's Term of employment may be earlier terminated as follows:

              (A) AT THE EXECUTIVE'S OPTION. Following the initial Term hereof, the Executive may terminate her employment at any time upon at least 120 days' advance written notice to the Company. In such event, the Executive shall be entitled to no severance or other termination benefits from and after the termination of her employment, except as provided in Section 4(J) hereof.

              (B) AT THE ELECTION OF THE COMPANY WITH CAUSE. The Company may unilaterally terminate the Executive's employment hereunder with "Cause" at any time during the Term upon written notice to the Executive. Cause shall mean (i) the Executive's wrongful misappropriation of Company assets; (ii) the Executive's alcoholism or drug addiction; (iii) the Executive's being named in an indictment with respect to a felony offense; (iv) the Executive knowingly causing the Company to violate a material local, state or federal law; (v) the Executive's gross negligence or wilful misconduct in the conduct or management of the Company which is not remedied within 10 days after receipt of written notice from the Company or the Board; (vi) the Executive's refusal to comply with any significant policy, directive or decision of the Board in furtherance of a legitimate business purpose or refusal to perform the duties assigned to her by the Board consistent with the Executive's function, duties and responsibilities set forth in Section 1 hereof, in each case if not remedied within 10 days after receipt of written notice from the Company or the Board; or
(vii) breach by the Executive of this Agreement which is not remedied within 10 days after receipt of written notice from the Company or the Board. In the event of a termination for Cause, the Executive shall be entitled to no severance or other termination benefits, except (x) accrued and unpaid Base Salary through such date of termination, and (y) as provided in Sections 4(I) and (J) hereof.

              (C) AT THE ELECTION OF THE COMPANY FOR REASONS OTHER THAN WITH CAUSE. The Company may unilaterally terminate the Executive's employment hereunder at any time during the Term hereof without cause upon five business days' prior written notice to the Executive of the Company's election to terminate. In the event the Company exercises its right to terminate the Executive under this Section 4(C), the Company agrees to continue to pay the Executive her Base Salary and Annual Bonus as in effect on her date of termination for the remainder of the Term, including any extensions thereof in accordance with Section 3 hereof, as well as the payments due to her pursuant to Sections 4(H), (I) and (J) hereof. In addition, the Executive shall be permitted to continue her participation in the Company's medical plan as if she were an employee of the Company for the remainder of the Term. Such payments shall be payable on a quarterly basis following the Executive's termination and shall be subject to all applicable federal and state withholding taxes.


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              (D) DISABILITY OF EXECUTIVE. In the event of the disability of the
Executive, the Company may terminate the Executive's employment hereunder upon five business days' written notice to the Executive. For purposes of this Agreement, "disability" shall mean the inability, by reason of bodily injury or physical or mental disease, or any combination thereof, of the Executive to perform her customary or other comparable duties with the Company for a period of ninety (90) days (whether or not consecutive) in any period of 180 consecutive days. In the event the parties are unable to agree as to whether the Executive is suffering a disability, the Executive and the Board shall each select a physician and the two physicians so chosen shall make the determination or, if they are unable to agree, they shall select a third physician, and the determination as to whether the Executive is suffering a disability shall be based upon the determination of a majority of the three physicians. Any other rights and benefits the Executive may have under employee benefit plans and programs of the Company generally in the event of the Executive's disability shall be determined in accordance with the terms of such plans and programs. In the event that the Company exercises its right to terminate the Executive's employment under this Section 4(D), the Company agrees to pay to the Executive a pro rata portion of her Base Salary for a period of 90 days from the date of termination of her employment, payable on a quarterly basis after such termination date, as well as the payments, if any, due to the Executive pursuant to Sections (H) and (I) hereof. In addition, the Executive shall be permitted to continue her participation in the Company's medical plan as if she were an employee of the Company during such 90-day period, subject to any applicable restrictions regarding disability set forth in such plan.

              (E) EXECUTIVE'S DEATH. The Executive's employment shall be terminated upon the death of the Executive. Any other rights and benefits that the Executive's estate or any other person may have under employee benefit plans and programs of the Company generally in the event of the Executive's death shall be determined in accordance with the terms of such plans and programs. Her estate or other representative shall be entitled to the payments provided in Sections 4(H) and (I) hereof, if any. In addition, in the event of the Executive's death, the Company shall pay to her estate a pro rata portion of her Base Salary for a period of 90 days from the date of death, payable on a quarterly basis.

              (F) CHANGE IN POSITION OR EMPLOYMENT CONDITIONS. The Executive may terminate her employment immediately upon written notice to the Company upon the occurrence of any one of the following events: (i) a material adverse change in her function, duties or responsibilities, from those described in Section 1 hereof, without her written consent, (ii) the Executive is required to change her principal place of business to a location more than forty (40) miles from Manhattan, (iii) a breach by the Company of this Agreement in any material respect which is not remedied within 30 days after receipt of written notice from the Executive or (iv) the failure to elect or re-elect or to appoint or re-appoint the Executive to the offices of President and Chief Executive Officer of the Company and as a member of the Board. If the Executive's employment is terminated pursuant to this Section 4(F), the Company shall make such payments to Executive as it would have been required to make had it terminated Executive's employment pursuant to Section 4(C) hereof.


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              (G) TERMINATION FOLLOWING A CHANGE IN CONTROL. In the event that, following a Change in Control (as defined herein), (i) the Executive is subject to a material change in the conditions of her employment as described in Section 4(F) hereof, such change has not been reversed or rescinded within ten (10) business days after the Executive notifies the Company that she objects thereto, and the Executive elects to terminate her employment with the Company as the result of such change, or (ii) this Agreement is terminated or permitted to expire pursuant to Section 3 hereof within 12 months of such Change of Control, she shall be entitled to (x) the amounts payable under Sections 4(C), (H), (I) and (J) hereof, (y) an amount equal to an additional one year of Base Salary and Annual Bonus, payable quarterly, and (z) continue participation in the Company's medical plan as if she were still an employee of the Company for the remainder of the Term and for an additional twelve (12) months thereafter; such coverage shall run concurrently with and be offset against any continuation coverage under Part 6 of the Title I of the Employee Retirement Income Security Act of 1974.

              (H) ACCRUED AND UNPAID BASE SALARY AND PRO RATA PORTION OF ANNUAL BONUS. Unless termination is pursuant to Section 4(B) hereof, if the Executive's employment is terminated pursuant to this Section 4 the Executive (or her estate) shall be entitled to receive any and all accrued but unpaid Base Salary and the pro rata portion of the Executive's Annual Bonus (calculated on an annualized basis through the date of termination) earned by the Executive pursuant to the terms of this Agreement.

              (I) REIMBURSEMENT OF EXPENSES. In the event of the Executive's termination pursuant to this Section 4, the Company shall reimburse the Executive (or her estate) for any and all out-of-pocket expenses reasonably incurred by the Executive prior to the date of such termination.

              (J) CONTINUING BENEFITS. Termination pursuant to this Section 4 shall not modify or affect in any way whatsoever any vested right of the Executive to benefits payable under any retirement or pension plan or under any other employee benefit plan of the Company, and all such benefits shall continue, in accordance with, and subject to, the terms and conditions of such plans, to be payable in full to or on account of the Executive after such termination.

           5. NONCOMPETITION COVENANT. The Executive acknowledges that the Company and Parent do and will do business throughout the world, that the Company's and the Parent's products are manufactured, distributed, sold and used throughout the world, and that the knowledge and relationships of the Executive with customers of, and suppliers to, the Company and the Parent are an important asset of the Company. Accordingly, for a period commencing on the date hereof and ending on the second anniversary of the date on which the Executive receives the last payment due to her from the Company pursuant to Section 4 above (the "Last Payment Date"), the Executive agrees that she will not, without the prior consent of the Board, directly or indirectly, whether alone or as a partner, officer, director, consultant, employee or stockholder of any company or business organization, engage in any business activity which has as a principal or material portion or purpose of its business any activity which is or may reasonably be construed to be competitive, directly or indirectly, in whole or in part, with the principal business of the Company or the Parent anywhere


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in the world as conducted on the date of the termination of the Executive. The provisions of this Section 5 expressly shall apply to any business that, as a principal or material portion or purpose of its business, directly or indirectly manufactures, markets or distributes (through wholesale, retail or direct marketing channels, including, but not limited to, mail order or the internet) vitamins, minerals, nutritional supplements, any other nutritional or non-prescription health-related product, or any other product produced, marketed or distributed by the Company after the date hereof, and any business activity which is connected, directly or indirectly, with the buying, selling, marketing or any other activity conducted on the Internet in connection with such products. The period of time set forth in this Section will be extended by the duration of any violation by Executive of the terms of this Section. The Executive acknowledges the provisions of this Section 5 are reasonable and necessary to protect the Company's and the Parent's business.

           6. NONDISCLOSURE OBLIGATION. The Executive will not at any time, whether during or after the termination of her employment, reveal to any person, association or company any of the trade secrets, proprietary information, or confidential information concerning the Company, the Parent or any of its affiliates, including information relating to, without limitation, employees, marketing plans, strategies, sources or supply of material and inventory, operating and other cost data, lists of present, past, and prospective customers and suppliers, customer and supplier proposals, price lists and data relating to pricing of products or services and designs, trademarks, discoveries, processes, manufacturing techniques, inventions, developments, improvements, ideas and "know-how" and business finances or financial information of the Company or the Parent, including any information concerning projects in research or development, so far as they have come or may come to her knowledge, except as may be required in the ordinary course of performing her duties as an officer of the Company or as may be in the public domain through no fault of her (including non-Company specific information known to the Executive prior to the date of this Agreement) or as may be required by law. The terms Confidential Information also shall include any information that in any way concerns the activities, business or affairs of any of the Company's customers or clients which is acquired by the Executive in the course of her employment.

           7. REMEDIES UPON BREACH. The Executive agrees that any breach of this Agreement by her could cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of any obligations hereunder, without the necessity of posting a bond, plus, if the Company finally prevails with respect to any dispute between the Company and the Executive as to the interpretation, terms, validity or enforceability of (including any dispute about the amount of any payment pursuant to) this Agreement, the recovery of any and all costs and expenses incurred by the Company, including reasonable attorneys' fees in connection with the enforcement of this Agreement.

           8. CHANGE IN CONTROL. For purposes of this Agreement, a Change in Control shall mean the happening of any of the following:

              (A) any "person," as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than the Parent, the Company, any


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principal shareholder, affiliate or subsidiary of the Company or the Parent, or any trustee or other fiduciary holding securities under an employee benefit plan of the Parent, the Company or any subsidiary of the Parent or the Company) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company or the Parent representing fifty percent (50%) or more of the combined voting power of the Company's or the Parent's then outstanding securities; or

              (B) the consummation of a sale or disposition by the Company or the Parent of all or substantially all of the Company's or the Parent's assets, or any transaction having a similar effect.

           9. NONSOLICITATION. (A) For a period commencing on the date hereof and ending on the second anniversary of the Last Payment Date, the Executive (i) will not directly or indirectly either for herself or for any other person, business, partnership, association, firm, company or corporation, call upon, solicit, divert or take away or attempt to solicit, divert or take away, any of the customers or business of the Company or the Parent or officers or employees of the Company or the Parent in existence from time to time during her employment with the Company, or induce or attempt to induce any customer, supplier, licensee or business relation of the Company or the Parent to cease doing business with the Company or the Parent or in any way interfere with the relationship between the Company or the Parent and any such party; (ii) will not interfere with the relationship between the Company or the Parent and any employee of either, or (iii) employ any employee of the Company or the Parent.

              (B) For a period commencing on the date hereof and ending on the second anniversary of the Last Payment Date, (i) the Executive shall not, directly or indirectly, knowingly make any statement or other communication that impugns or attacks the reputation or character of the Company, the Parent or any of their respective subsidiaries or joint venture entities, or damages the goodwill of the Company, the Parent or any of their respective subsidiaries or joint venture entities, or knowingly take any action, directly or indirectly, that would interfere with any contractual or customer or supplier relationships of the Company, the Parent or any of their respective subsidiaries or joint venture entities and (ii) the Company shall not, directly or indirectly, knowingly make any statement or other communication (other than as part of the Company's response to a routine reference check) that impugns or attacks the reputation or character of the Executive.

           10. INDEMNIFICATION. If the Executive becomes a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that she is or was an officer, director, agent or employee of the Company or is or was serving at the request of the Company as an officer, director, agent or employee of another corporation or other entity, she shall be indemnified by the Company to the maximum extent permitted by applicable law and not inconsistent with the provisions of the certificate of incorporation and by-laws of the Company. The right of indemnification herein provided for shall not be deemed exclusive of any other rights to which the Executive may be entitled as a matter of law and any rights of indemnity under any policy of insurance carried by the Company, and shall not include any costs, expenses,


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damages or other liabilities incurred by the Executive in connection with a violation of Section 12 hereof.

           11. ACKNOWLEDGMENTS. The Executive hereby acknowledges that the enforcement of the provisions of Sections 5 and 6 hereof may potentially interfere with her ability to pursue a livelihood. The Executive recognizes and agrees that the enforcement of this Agreement is necessary to ensure the preservation, protection and continuity of the business, trade secrets and goodwill of the Company. The Executive agrees that, due to the proprietary nature of the Company's business, the restrictions set forth in this Agreement are reasonable as to time and scope.

           12. EXECUTIVE'S REPRESENTATIONS. (a) The Executive hereby represents and warrants that her employment with the Company on the terms and conditions set forth herein and her execution and performance of this Agreement do not constitute a breach or violation of any other agreement, obligation or understanding with a third party. The Executive represents that she is not bound by any agreement or any other existing or previous business relationship which conflicts with, or may conflict with, the performance of her obligations hereunder or prevent the full performance of her duties and obligations hereunder,

                      (b) The Executive acknowledges that neither the issuance of Options nor Shares to her will be registered under the Securities Act of 1933, as amended, or applicable state securities laws, and she agrees that such securities may not be sold, transferred, pledged or otherwise disposed of except in accordance with such laws and any agreements relating to such securities. The Executive agrees that in connection with the issuance of Shares to her upon exercise of Options, she will be required to make such representations to the Company as are customary and appropriate in order to enable the Company to issue such securities to her.

           13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

           14. SEVERABILITY. In case any one or more of the provisions contained in this Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, time, activity, subject or geographic area so as to be unenforceable at law, such provision or provisions shall be construed and reformed by the appropriate judicial body by limiting and reducing such provision or provisions, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

           15. WAIVERS AND MODIFICATIONS. This Agreement may be modified, and the rights and remedies of any provisions hereof may be waived, only in accordance with this Section 15. No modification or waiver by the Company shall be effective without the consent of at least a majority of the Board of Directors then in office at the time of such modification or waiver. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any


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later or other breach thereof or as a waiver of any other provision of this
Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

           16. ENTIRE AGREEMENT. This Agreement sets forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein, supersedes all prior agreements between the parties, and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

           17. ASSIGNMENT. The Executive acknowledges that the services to be rendered by her are unique and personal. Accordingly, the Executive may not assign any of her rights or delegate any of her duties or obligations under this Agreement. The Company shall have the right to assign this Agreement to its successors, assigns and affiliates, and the rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, such successors, assigns and affiliates of the Company.

           18. NOTICES. All notices hereunder shall be (i) delivered by hand,
(ii) sent by first-class certified mail, postage prepaid, return receipt requested, (iii) delivered by overnight commercial courier, or (iv) transmitted by telecopy or facsimile machine, to the following address of the party to whom such notice is to be made, or to such other address as such party may designate in the same manner provided herein:


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


              If to the Company:

                      VitaminShoppe.com, Inc.
                      c/o Vitamin Shoppe Industries Inc.
                      4700 Westside Avenue
                      North Bergen, New Jersey  07047
                      Attention:    Jeffrey Horowitz
                      Facsimile:    201-866-5227

              with copies to:

                      FdG Associates LLC
                      299 Park Avenue
                      16th Floor
                      New York, New York 10171
                      Attention:    David S. Gellman
                      Facsimile:    (212) 940-6803

                      Kaye, Scholer, Fierman, Hays & Handler, LLP
                      425 Park Avenue
                      New York, New York  10022-3598
                      Attention:    Nancy Fuchs, Esq.
                                    Arthur Woodard, Esq.
                      Facsimile:    (212) 836-8689

              If to the Executive:

                      Kathryn Creech
                      31 Copper Beech Road
                      Greenwich, Connecticut  06830
                      Facsimile:    (212) 953-0910

              with a copy to:

                      Louis L. Broudy, Esq.
                      Broudy & Associates, P.C.
                      230 Park Avenue, Suite 2400
                      New York, New York 10169
                      Facsimile:    (212) 490-3434

              19. SURVIVAL OF OBLIGATIONS. The provisions of Sections 5, 6, 7, 9 and 12 shall survive the termination or expiration of this Agreement . The existence of any claim or cause of action by Executive against the Company shall not constitute and shall not be asserted as a defense to the enforcement by the Company of this Agreement.

           20. ARBITRATION. Any dispute, controversy, or claim arising out of or in connection with this Agreement, other than injunctive relief pursuant to
Section 8, shall be determined and settled by arbitration pursuant to the rules then in effect of the American Arbitration Association at its New York City offices before a panel of three arbitrators. The parties agree that, in any such arbitration, the arbitrators shall not have the power to reform or modify this Agreement in any way and to that extent their powers are so limited. Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in a court having competent jurisdiction.

           21. NO SET-OFF. The Company's obligation to make the payments provided for in this Agreement shall not be set-off against any amounts to which the Company may be entitled from the Executive. If the Executive finally prevails with respect to any dispute between the Company and the Executive as to the interpretation, terms, validity or enforceability of (including any dispute about the amount of any payment pursuant to) this Agreement, the Company agrees to pay any and all costs and expenses incurred by the Executive, including reasonable attorneys' fees in connection with any such dispute.

           22. THIRD-PARTY BENEFICIARY. The Executive acknowledges that the Parent is a beneficiary of certain of the provisions of this Agreement, and that, accordingly, the Parent shall be entitled to enforce any of such provisions directly against the Executive as if the Parent were a party to this Agreement.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

VITAMINSHOPPE.COM                             EXECUTIVE:


By:     /s/ Jeffrey Horowitz                  [SIG]
        -----------------------               ----------------------
Title:  President & CEO                       Kathryn Creech
        -----------------------



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